EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-2, this Post-Effective Amendment No. 1 to the Registration Statement on Form F-2 (SEC File No. 333-76414) and in this Post-Effective Amendment No. 5 to the Registration Statement on Form F-2 (SEC File No. 333-32524) of our report dated June 21, 2002 relating to the consolidated financial statements, which appears in Bonso Electronic International Inc.'s Annual Report on Form 20-F for the year ended March 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers
--------------------------
PricewaterhouseCoopers
Hong Kong

July 31, 2002